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EXHIBIT 4.2

AMENDMENT AGREEMENT

    AMENDMENT AGREEMENT, dated as of August 9, 2001 (this "Amendment Agreement"), to the Restated Credit Agreement, dated as of November 29, 1999, as amended to date (and as the same may be further amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among Water Pik, Inc., a Delaware corporation ("Water Pik"), and Laars, Inc., a Delaware corporation ("Laars", together with Water Pik, the "Borrowers"), the lenders named therein (the "Lenders"), the guarantors named therein (the "Guarantors") and The Chase Manhattan Bank, as agent (the "Agent") for the Lenders. Terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

    WHEREAS, Section 6.12 of the Credit Agreement requires that (i) each newly formed subsidiary of any Borrower will become a Guarantor under the Credit Agreement and (ii) the Borrowers and each of their subsidiaries will execute and deliver such other documents and instruments necessary to carry out the terms of the Credit Agreement; and

    WHEREAS, the Borrowers have requested that the Required Lenders amend certain provisions of the Credit Agreement to satisfy the provisions of Section 6.12.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

    SECTION 1. AMENDMENTS UNDER CREDIT AGREEMENT

    1.1 Water Pik Technologies Foreign Sales Corporation ("WPTFSC") shall be added as a party to the Credit Agreement and shall be a "Guarantor" as such term is defined in the Credit Agreement. By its execution and delivery of this Amendment Agreement, WPTFSC agrees to be bound by all of the terms and provisions of the Credit Agreement that are applicable to it as a Guarantor.

    1.2 Schedule 4.15 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting, in lieu thereof, Schedule 4.15 attached hereto as Annex 1.

    SECTION 2. AMENDMENTS TO SECURITY AGREEMENT

    2.1 WPTFSC shall be added as a party to the Security Agreement and shall be a "Grantor" as such terms is defined in the Security Agreement. By its execution and delivery of this Amendment Agreement, WPTFSC (i) agrees to be bound by all of the terms and provisions of the Security Agreement, (ii) hereby, and thereby, grants a security interest in all assets owned by it which meet the description of Collateral set forth in the Security Agreement to secure all Obligations and (iii) agrees and confirms that it and such assets shall be subject to the terms and provisions of the Security Agreement.

    SECTION 3. AMENDMENTS TO PLEDGE AGREEMENT

    3.1 WPTFSC shall be added as a party to the Pledge Agreement and shall be a "Grantor" as such term is defined in the Pledge Agreement. By its execution and delivery of this Amendment Agreement, (i) WPTFSC agrees to be bound by all of the terms and provisions of the Pledge Agreement, (ii) hereby, and thereby, grants a security interest in all assets owned by it which meet the description of Collateral as set forth in the Pledge Agreement to secure all Obligations and (iii) agrees and confirms that it and such assets shall be subject to the terms and provisions of the Pledge Agreement.

    3.2 Schedule I annexed to the Pledge Agreement shall be deleted in its entirety and replaced with Schedule I annexed hereto as Annex 2.

    SECTION 4. CONFIRMATION OF SECURITY DOCUMENTS

    Each Loan Party, by its execution and delivery of this Amendment Agreement, irrevocably and unconditionally ratifies and confirms in favor of the Agent that it consents to the terms and conditions of each of the Credit Agreement, Security Agreement and Pledge Agreement as such agreement has been amended by this Amendment Agreement and that notwithstanding this Amendment A0greement, each Security Document to which such Loan Party is a party shall continue in full force and effect in accordance with its terms and is and shall continue to be applicable to all of the Obligations.

    SECTION 5. CONDITIONS PRECEDENT

    This Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions:

      (a) All representations and warranties contained in this Amendment Agreement or otherwise made in writing to the Agent in connection herewith shall be true and correct.

      (b) No unwaived event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

      (c) The Agent shall have received results of a search of tax and other Liens, and judgments and of Uniform Commercial Code filings made with respect to WPTFSC in the jurisdictions in the United States in which WPTFSC is doing business and/or in which any Collateral is located.

      (d) The Agent shall have received a Guarantee from WPTFSC in the form annexed hereto as Annex 3.

      (e) The Agent shall have received such other documents as the Lenders or the Agent or the Agent's counsel shall reasonably deem necessary.

      (f)  Kaye Scholer LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Amendment Agreement and the other Loan Documents and instruments in connection herewith and therewith.

    SECTION 6. MISCELLANEOUS

    6.1 Each Borrower and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date. Each Borrower and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

      (a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment Agreement and the transactions contemplated hereby;

      (b) no consent of any other person (including, without limitation, shareholders or creditors of any Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement;

      (c) this Amendment Agreement has been duly executed and delivered on behalf of each Borrower and each Guarantor by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;

      (d) the execution, delivery and performance of this Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or any Guarantor; and

      (e) as of the date hereof (after giving effect to the consummation of the transactions contemplated under this Amendment Agreement) there exists no Default or Event of Default.

    By its signature below, each Borrower and each Guarantor agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

    6.2 Each Borrower and each Guarantor confirms in favor of the Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Credit Agreement or any other Loan Document and that nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and except as herein expressly amended, the Credit Agreement and other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

    6.3 All references to the Credit Agreement, the Security Agreement and the Pledge Agreement in the Credit Agreement, the Security Documents and the other documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean such agreements as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

    6.4 This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

    6.5 THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

    6.6 The parties hereto shall, at any time and from time to time following the execution of this Amendment Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment Agreement.

LAARS, INC.
By:

Name: Title:

WATER PIK, INC.
By:

Name: Title:
WATERPIK INTERNATIONAL, INC., as a Guarantor
By:

Name: Title:
WATER PIK TECHNOLOGIES FOREIGN SALES CORPORATION, as a Guarantor
By:

Name: Title:
JANDY INDUSTRIES, INC., as a Guarantor
By:

Name: Title:
WATER PIK TECHNOLOGIES, INC.
By:

Name: Title:
THE CHASE MANHATTAN BANK, as Agent and as a Lender
By:

Name: Title:

BANK ONE, ARIZONA, N.A., as a Lender
By:

Name: Title:
MELLON BANK, N.A., as a Lender
By:

Name: Title:
PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:

Name: Title:
UNION BANK OF CALIFORNIA, N.A., as a Lender
By:

Name: Title:

ANNEX 1

SCHEDULE 4.15
Subsidiaries

Water Pik, Inc., a Delaware corporation

    Authorized stock consisting of 1,000 shares of Common Stock, $.01 par value; 1,000 shares of Common Stock issued to Water Pik Technologies, Inc.

Laars, Inc., a Delaware corporation

    Authorized stock consisting of 1,000 shares of Common Stock, $.01 par value; 1,000 shares of Common Stock issued to Water Pik Technologies, Inc.

Jandy Industries, Inc., a California corporation

    Authorized stock consisting of:

  1,200 shares of Class A Common Stock, $10.00 par value
  6,300 shares of Class B Nonvoting Common Stock, $10.00 par value

  160 shares of Class A Common Stock issued to Laars, Inc.
  840 shares of Class B Nonvoting Common Stock issued to Laars, Inc.

Water Pik International, Inc., a Delaware corporation

    Authorized stock consisting of 1,000 shares of Common Stock, $.01 par value; 1,000 shares of Common Stock issued to Water Pik, Inc.

Water Pik Technologies Foreign Sales Corporation, a Foreign Sales Corporation

    Authorized stock consisting of an unlimited number of shares of Common Stock, without par value; 1,000 shares of Common Stock issued to Water Pik Technologies, Inc.

ANNEX 2

SCHEDULE 1
TO PLEDGE AGREEMENT

Description of Pledged Stock

Issuer	Class	Par Value	Cert No(s).	No. of Shares	% of Shares Outstanding
Water Pik, Inc.	Common	$.01	1	1,000	100%
Laars, Inc.	Common	$.01	1	1,000	100%
Jandy Industries, Inc.	Class A Common	$10.00	30	160	100% owned by Laars, Inc.
Jandy Industries, Inc.	Class B Common	$10.00	31	840
Waterpik International, Inc.	Common	$.01	1	1,000	100% owned by Water Pik, Inc.
Water Pik Technologies Foreign Sales Corporation	Common	No par value	1	1,000	100%

Description of Pledged Debt

Obligation Issuer	Description of Obligation	Maturity Date	Orig. Principal Amt.
None

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AMENDMENT AGREEMENT
SCHEDULE 4.15 Subsidiaries
SCHEDULE 1 TO PLEDGE AGREEMENT